Exhibit 7.6

Joint Filing Agreement

This will confirm the agreement by and among all the undersigned that the Statement on Schedule 13D filed on or about this date and any further amendments thereto with respect to beneficial ownership by the undersigned of the shares of the Series A Convertible Preference Shares, par value $0.01 per share (the “Series A Preference Shares”) of Signet Jewelers Limited, a Bermuda exempted company (the “Issuer”), and the shares of Common Stock, par value $0.18 per share, of the Issuer into which such shares of Series A Preference Shares are convertible and such other securities of the Issuer and its affiliates that the undersigned may acquire or dispose of from time to time. This agreement is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any further amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this Agreement shall be included as an Exhibit to such joint filing.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Joint Filing Agreement to be duly executed as of this 10th day of October, 2016.

Green Equity Investors VI, L.P.
By: GEI Capital VI, LLC, its General Partner

By:	/S/ JONATHAN D. SOKOLOFF

Jonathan D. Sokoloff
Manager

Green Equity Investors Side VI, L.P.
By: GEI Capital VI, LLC, its General Partner

By:	/S/ JONATHAN D. SOKOLOFF

Jonathan D. Sokoloff
Manager

LGP Associates VI-A LLC
By: Peridot Coinvest Manager LLC, its Manager
By: Leonard Green & Partners, L.P., its Manager
By: LGP Management, Inc., its General Partner

By:	/S/ JONATHAN D. SOKOLOFF

Jonathan D. Sokoloff
Executive Vice President and Managing Partner

LGP Associates VI-B LLC
By: Peridot Coinvest Manager LLC, its Manager
By: Leonard Green & Partners, L.P., its Manager
By: LGP Management, Inc., its General Partner

By:	/S/ JONATHAN D. SOKOLOFF

Jonathan D. Sokoloff
Executive Vice President and Managing Partner

GEI Capital VI, LLC

By:	/S/ JONATHAN D. SOKOLOFF

Jonathan D. Sokoloff
Manager

Green VI Holdings, LLC

By:	/S/ JONATHAN D. SOKOLOFF

Jonathan D. Sokoloff
Manager

[SIGNATURE PAGE TO SIGNET JEWELERS LIMITED 13-D JOINT FILING AGREEMENT]

Leonard Green & Partners, L.P.
By: LGP Management, Inc., its General Partner

By:	/S/ JONATHAN D. SOKOLOFF

Jonathan D. Sokoloff
Executive Vice President and Managing Partner

LGP Management, Inc.

By:	/S/ JONATHAN D. SOKOLOFF

Jonathan D. Sokoloff
Executive Vice President and Managing Partner

Peridot Coinvest Manager LLC
By: Leonard Green & Partners, L.P., its Manager
By: LGP Management, Inc., its General Partner

By:	/S/ JONATHAN D. SOKOLOFF

Jonathan D. Sokoloff
Executive Vice President and Managing Partner

/S/ JONATHAN D. SOKOLOFF
Jonathan D. Sokoloff

[SIGNATURE PAGE TO SIGNET JEWELERS LIMITED 13-D JOINT FILING AGREEMENT]